Exhibit 4.3

AMENDMENT NO. 4
TO A PERFORMANCE GUARANTEE DATED 1ST JANUARY, 2004

This amendment no. 4 (the "Amendment no. 4") to the performance guarantee issued by Frontline Ltd. in favour of Ship Finance International Limited and the Owners (as defined therein) dated 1 January 2004, and as amended by an amendment no. 1 thereto dated 3 February 2005, an amendment no. 2 thereto dated 4 April 2005 and an amendment no. 3 thereto dated 9 March 2006 (together, the "Performance Guarantee"), is made by way of deed as of this 22 March 2010 by and between:

(1)	FRONTLINE LTD. (the "Guarantor");

(2)	SHIP FINANCE INTERNATIONAL LIMITED (the "Company"); and

(3)	Each of the Owners (as defined in the Agreement (which term is defined in Recital (B) below)).

(each a "Party" and together the "Parties".)

WHEREAS:

(A)
The Guarantor has issued the Performance Guarantee for the performance of certain obligations of its wholly owned subsidiaries Frontline Shipping Limited under certain time charters and Frontline Management (Bermuda) Ltd. Under certain management agreements and an administrative services agreement.

(B)
The Parties, among others, are parties to a charter ancillary agreement dated 1 January 2004, as amended by an addendum no. 1 thereto dated 15 June 2004, an addendum no. 2 thereto dated 3 February 2005, an addendum no. 3 thereto dated 21 August 2007 and an addendum no. 4 thereto as of the date hereof (together, the "Agreement").

(C)
The Parties have, in the addendum no. 4 to the Agreement, agreed to make certain changes to the Performance Guarantee and the Parties have consequently agreed to enter into this Amendment no. 4 in order to document the same.

1.	DEFINITIONS

Terms and expressions defined in the Performance Guarantee shall have the same meaning when used in this Amendment no. 4, unless otherwise explicitly stated herein.

2.	AMENDMENTS

The Parties agree that:

(i)
the definition of "Charter Ancillary Agreement" in Recital C shall be amended by adding "as amended by an addendum no. 1 thereto dated 15 June 2004, an addendum no. 2 thereto dated 3 February 2005, an addendum no. 3 thereto dated 21 August 2007 and an addendum no. 4 thereto dated [●] March 2010.";

(ii)	the definition of "Guaranteed Obligations" shall be deleted and replaced by the following:

"means the obligations of the Charterers set out in Clause 2.1 (a) below:";

(iii)	the definition of "Relevant Documents" shall be amended by deleting "the Management Agreements and the Administrative Services Agreement";

(iv)
"certain" shall be replaced with "the" under item (i) of Recital (G) of the Performance Guarantee and the references to the Management Agreement and the Administrative Service Agreement shall be deleted from the same Recital, so that this provision shall read:

"WHEREAS, in order to induce the Company to enter into the Charter Ancillary Agreement and in order to induce the Owners to enter into the Charters and the Charter Ancillary Agreement, the Guarantor is willing to guarantee (i) the obligations of the Charterer under the Charters and (ii) the obligations of the Charterer under the Charter Ancillary Agreement;";

(v)
Section 2.1 (a) of the Performance Guarantee shall be amended by deleting "provided, however, that this Guarantee shall not extend to the payment of Charter Hire;" and adding "including without limitation the payment of Charter Hire", so that the provision shall read:

"guarantees to each Beneficiary the full and punctual performance of the obligations of the Charterer under the Charters and the Charter Ancillary Agreement and the due payment of all amounts payable by the Charterer under the Charters and the Charter Ancillary Agreement, including, without limitation, the payment of Charter Hire;";

(vi)	Section 2.1 (b) and (c) shall be deleted and replaced by Section 2.1 (d) and (e) which shall thereafter serve as the new Section 2.1 (b) and (c).

3.	MISCELLEANEOUS

The Parties agree that this Amendment no. 4 shall be governed by the laws of England and that any disputes arising hereunder shall be subject to the same dispute resolution mechanism as provided for under Section 13 of the Performance Guarantee.

This Amendment no. 4 shall become effective on the date of the Parties' signature hereof.

IN WITNESS WHEREOF the duly authorized representatives of the Parties hereto have caused this Amendment no. 4 to be duly executed as a deed on the day and year first above written.

EXECUTED as a deed by for and on behalf of SHIP FINANCE INTERNATIONAL LIMITED ____________________________________ Signature ____________________________________ Name with block letters	EXECUTED as a deed by for and on behalf of FRONTLINE LTD. ____________________________________ Signature ____________________________________ Name with block letters

In the presence of:

____________________________________
Signature

____________________________________
Name with block letters

EXECUTED as a deed by
for and on behalf of
FRONT PRIDE SHIPPING INC.
FRONT SPLENDOUR SHIPPING INC.
FRONT GLORY SHIPPING INC.
FRONT ARDENNE INC.
BOLZANO PRIVATE LIMITED
FRONT BRABANT INC.
GOLDEN SEAWAY CORP.
GOLDEN FJORD CORP.
GOLDEN ESTUARY CORP.
FRONT OPALIA INC.
GOLDEN TIDE CORP.
FRONT SCILLA INC.
ARIAKE TRANSPORT CORPORATION
FRONT STRATUS INC.
FRONT SAGA INC.
FRONT SERENADE INC.
FRONT FALCON CORP.
HITACHI HULL 4983 LTD.
FRONT LAPAN PRIVATE LIMITED
TRANSCORP PTE LTD
BONFIELD SHIPPING LIMITED
FRONT SEMBILAN PRIVATE LIMITED
KATONG INVESTMENTS LIMITED
ASPINALL PTE LTD
RETTIE PTE LTD
BLIZANA PTE LTD

____________________________________
Signature

____________________________________
Name with block letters

In the presence of:

____________________________________
Signature

____________________________________
Name with block letters

In the presence of: ____________________________________ Signature ____________________________________ Name with block letters